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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               Amendment Number 1
                                       to
                                   FORM 10-SB

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                  OF SMALL BUSINESS ISSUERS UNDER SECTION 12(b)
                     OR 12(g) OF THE SECURITIES ACT OF 1934

                             BLUE RIDGE ENERGY, INC
                 (Name of Small Business Issuer in Its Charter)

               NEVADA                                    61-1306702
      (State of Organization)               (I.R.S. Employer Identification No.)

              632 ADAMS STREET, SUITE 710, BOWLING GREEN, KY 42101
                                 (502) 842-2421
          (Address and telephone number of principal executive offices)


      Securities registered pursuant to Section 12(b) of the Act: NONE

      Securities registered pursuant to Section 12(g) of the Act: Common Stock par value $.005 per value.

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                                   SIGNATURES


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacities and on the date indicated.

                                   Blue Ridge Energy, Inc.
                                   Registrant


Date:   October 5, 1999             By:      /s/ J. THOMAS COOK, JR.
                                             -----------------------------------
                                             J. Thomas Cook, Jr.
                                             Senior Vice President-Finance and
                                             Chief Financial Officer

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                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER     DESCRIPTION
  -------    -----------
   (3)(i)    Articles of Incorporation of Blue Ridge Energy, Inc.
   (3)(ii)   Bylaws of Blue Ridge Energy, Inc.
  (10)       Material contracts
  (11)       Computation of per share earnings
             -included in Part F/S
